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                          INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of CelebrateExpress.com, Inc. on Form S-1 of our report dated September 15, 1999 (January 7, 2000, as to Notes 1, 5, and 8), appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.


/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
Seattle, Washington

January 12, 2000